SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                 FORM 8-K/A-3


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                               September 5, 2003
                               -----------------
                                Date of Report
                      (Date of Earliest Event Reported)

                          Omni Medical Holdings, Inc.
                          ---------------------------
            (Exact Name of Registrant as Specified in its Charter)

          Utah                    0-26177                 87-0425275
          ----                    -------                 ----------
     (State or other       (Commission File No.)     (IRS Employer I.D. No.)
      Jurisdiction)

                        1107 Mt. Rushmore Road, Suite 2
                        Rapid City, South Dakota 57701
                        -------------------------------
                   (Address of Principal Executive Offices)

                                (605) 718-0380
                                --------------
                         Registrant's Telephone Number

                            Piezo Instruments, Inc.
                         4685 South Highland Drive, #202
                           Salt Lake City, Utah 84117
                           --------------------------
         (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.
          ---------------------------------

     (a) Effective as of September 5, 2003, the Registrant ("Piezo "); Omni Medical of Nevada, Inc., a Nevada corporation ("Omni"), and the stockholders of Omni (the "Omni Stockholders"), executed an Agreement and Plan of Reorganization (the "Reorganization Agreement"), whereby Piezo agreed to acquire 100% of the issued and outstanding shares of common stock of Omni in exchange for 16,000,000 post-split shares of common stock of Piezo, or approximately 88.8% of the post-Reorganization Agreement outstanding securities of Piezo.

     At the closing, and excluding the securities to be exchanged for the Omni Shares, the outstanding common stock of Piezo amounted to approximately 2,000,000 shares or approximately 11.1% of the post-Reorganization Agreement outstanding common stock of Piezo, after taking into account (i) a reverse split on the basis of one for 14.5 shares owned of the outstanding common stock of Piezo; (ii) the issuance of an option to acquire 225,000 post-split shares of "restricted securities" (common stock) of Piezo; (iii) the cancellation of 1,466,379 post-split shares of common stock of Piezo that were held by certain principal stockholders of Piezo, that included the 225,000 post-split shares of common stock underlying the option in the preceding subparagraph; (iv) the issuance of an aggregate of 500,000 post-split newly issued shares of "restricted securities" (common stock) of Piezo in consideration of the cancellation of such shares and the option referenced in the two preceding subparagraphs and the waiver by the canceling stockholders of any registration rights that had been granted to them or were applicable to any of the cancelled shares or the option; and (v) the issuance of (or the agreement to issue) an aggregate of 293,104 shares of common stock of Piezo for and in consideration of non-capital raising services to be rendered pursuant to a written Consulting Agreement during the period that will commence on the closing and shall be effective for a period of six months thereafter, and which shares shall be registered on Form S-8 of the Securities and Exchange Commission promptly after the closing when the reorganized Piezo is deemed to be "current" in the filing of all Reports that were required to be filed by it with the Securities and Exchange Commission for the preceding 12 month period.

     At the closing, Piezo acquired the shares of the majority stockholders of Omni and exchanged 9,053,811 shares of the 16,000,000 shares to be issued to the Omni Stockholders pursuant to the Reorganization Agreement, resulting in Omni becoming a majority-owned subsidiary of Piezo on closing. Piezo will attempt to complete the acquisition of the remaining shares of Omni within the next thirty (30) days.

     Accordingly, and assuming all of the Omni Stockholders become party to the Reorganization Agreement, there will be 18,000,000 post-Reorganization Agreement outstanding shares of common stock of the reorganized Piezo.

     Since the Omni Stockholders will also be the controlling shareholders of Piezo, the transaction will be accounted for as a reverse acquisition of Piezo by Onmi and a recapitalization of Omni.

     By virtue of (i) the percentage of Piezo acquired under the Reorganization Agreement by the Omni Stockholders; and (ii) the provisions of the Reorganization Agreement that provided for the election of the current officers and directors of Omni to the Board of Directors of Piezo, this Reorganization Agreement may be deemed to have involved a "change of control."

     The source of the consideration used by the Omni Stockholders to acquire their interest in Piezo will be the exchange of their respective shares of the outstanding securities of Omni.

     The primary basis of the "control" by the Omni Stockholders is stock ownership.

     The principal terms of the Reorganization Agreement were:

     1. Prior to the completion of the Reorganization Agreement, Piezo was required to have effected a reverse split of its outstanding common stock on the basis of one share for 14.5 shares owned, which became effective on the opening of business on August 25, 2003. All computations herein take into account this reverse split.

     2. In consideration of the closing of the Reorganization Agreement, certain principal stockholders of Piezo (i) delivered 1,466,379 post-split shares of Piezo for cancellation to its treasury, which included 225,000 post-split shares of common stock underlying an option granted to one of the canceling stockholders; and (ii) waived any registration rights that had been granted to them or were applicable to any of the cancelled shares. In exchange for the cancellation of these shares and the waiver of any registration rights, Piezo issued an aggregate of 500,000 post-split newly issued shares of "restricted securities" to the canceling stockholders.

     3. The issuance of 9,053,811 shares of common stock ("restricted securities") of Piezo at closing in exchange for a majority of the outstanding shares of Omni. The acquisition of the remaining shares of Omni will be completed as soon as possible. Following the acquisition of all of the shares of Omni, the 16,000,000 shares of Piezo to be exchanged pursuant to the Reorganization Agreement will represent approximately 88.8% of the post-Reorganization Agreement outstanding common stock of Piezo.

     4. As a condition of the closing, certain principal stockholders of Piezo executed and delivered to Piezo a Lock-Up/Leak-Out Agreement that covers shares of common stock of Piezo owned by them or acquired by them pursuant to the Reorganization Agreement. The Lock-Up/Leak-Out Agreement shares includes the 500,000 shares of newly issued "restricted securities" referenced in paragraph 2 above, and the 293,104 shares referenced in paragraph 5 below, along with approximately 371,340 additional securities of Peizo that were owned by such principal stockholders prior to the closing of the Reorganization Agreement. Pursuant to the terms of the Lock-Up/Leak-Out Agreement, these stockholders will collectively be allowed to sell 1% of the outstanding securities of Piezo in the aggregate during any three month period for a period of 12 months from the closing of the Reorganization Agreement, and all are required to be made in "broker's transactions" as that term is defined in Rule 144 of the Securities and Exchange Commission. Piezo has adequate measures in place to ensure compliance with the Lock-Up/Leak-Out Agreement.

     5. The reorganized Piezo adopted and ratified a Consulting Agreement and the issuance of an aggregate of 293,104 shares of common stock of Piezo in consideration of non-capital raising services to be rendered for a period of six months following the closing of the Reorganization Agreement and which such shares shall be registered on Form S-8 of the Securities and Exchange Commission as soon as practicable after the closing of the Reorganization Agreement when the reorganized Piezo is deemed to be "current" in the filing of all reports that were required to be filed by it with the Securities and Exchange Commission for the preceding 12 month period. The closing of the Reorganization Agreement may be deemed to be a "back door" registration of Omni's securities under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which requires that this Current Report substantially contain the type of information that would have been contained in a 10-SB Registration Statement had Omni filed such a registration statement with the Securities and Exchange Commission, including audited financial statements of Omni and an unaudited pro forma balance sheet and income statement that takes into account the closing of the Reorganization Agreement. This Current Report is prepared to comply with the Securities and Exchange Commission's pronouncements respecting "back door" registrations; however, the current audited financial statements of Omni for the years ended March 31, 2003 and 2002, and the required pro forma financial statements at March 31, 2003, are not yet available, such financial statements will be filed with the Securities and Exchange Commission as an amendment to this Current Report. Piezo will also be promptly required to file reviewed financial statements of Omni for the quarter ended June 30, 2003, together with pro forma financial statements at such date that take into account the closing of the Reorganization Agreement. Piezo intends to notify the Securities and Exchange Commission of the potential applicability of its "back door" pronouncements to the Reorganization Agreement and this Current Report when all such information has been filed, and the Securities and Exchange Commission will either have substantive comments that must be satisfied by Piezo prior to it being determined to be "current" in the filing requirements to which it is subject under the Exchange Act, or it will advise Piezo that it has no comments, at which time Piezo would be deemed to be "current" and in compliance with its required filing requirements, so long as all other Exchange Act reports subsequently required to be filed by it had been filed. Piezo was believed to be in compliance with all filing requirements of the Exchange Act prior to the completion of the Reorganization Agreement.

     6. Following the closing of the Reorganization Agreement, Piezo will provide its stockholders with an information statement to consider and act upon an amendment to Piezo's Articles of Incorporation to change its name to "Omni Medical Holdings, Inc." and that in the interim, Piezo filed a dba in the State of Utah to conduct business under that name and obtained a new Cusip Number and OTC Bulletin Board Symbol for such name. A Preliminary Information Statement respecting the name change only was filed by Piezo with the Securities and Exchange Commission on September 17, 2003, that had a stockholder mailing date of September 29, 2003, and a planned effective date of the name change of October 20, 2003, depending upon satisfying any comments posed by the Securities and Exchange Commission; this Preliminary Information Statement will be amended on September 23, 2003, to include the right of Piezo's stockholders to take action without a meeting in accordance with the 1992 amendments to the Utah Revised Business Corporation Act, and to remove the requirement of the Board of Directors contained in its Articles of Incorporation to approve transfers of its authorized securities. The amendment extends the mailing date to October 3, 2003, and sets a meeting of the stockholders to consider the proposed amendments on October 13, 2003. The Preliminary Information Statement, as amended, is incorporated herein by reference. See Item 7.

     7. The designation of the directors and executive officers nominated by the Omni Stockholders as directors and executive officers of Piezo, with the resignation of the pre-Reorganization Agreement directors and executive officers, in seriatim.

     Prior to the completion of the Reorganization Agreement, and taking into account the one for 14.5 reverse split and the cancellation of the 1,466,379 post-split shares owned by certain principal stockholders, there were 1,207,038 outstanding shares of Piezo's common stock. Following the closing, and taking into account the issuance of the 500,000 "restricted" securities referenced in paragraph 2 above in consideration of the cancellation of the above referenced shares, the issuance of 293,104 shares referenced in paragraph 5 pursuant to the Consulting Agreement to be registered on Form S-8, and the acquisition of the remaining shares of Omni, there will be 18,000,000 shares of the reorganized Piezo issued and outstanding.

     A copy of the Reorganization Agreement, including all material exhibits and related instruments, accompanies this Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7, Exhibit 2.

     (b)(i) To the knowledge of management and based upon a review of the stock ledger maintained by Piezo's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of Piezo's common stock prior to the closing of the Reorganization Agreement, and the share holdings of the then members of management:

Name                          Positions Held      Shares Owned          %
----                          --------------      ------------         ---

Thomas J. Howells             President and       -0-            0
                              Director

Kathleen L. Morrison          Vice President      -0-            0
                              and Director

Travis T. Jenson              Secretary/Treasurer -0-            0
                              and Director

Jenson Services, Inc.         Stockholder    1,241,380         50.7%

Ralph M. and                  Stockholders     287,672*        11.7%
Shirley Wilkerson

Totals:                                      1,529,052         62.4%

          * These shares include 34,622 shares held in the name of W-Group, an entity controlled by Ralph M. And Shirley Wilkerson; and 20,695 shares held in the name of Eadac Investments Ltd., an entity controlled by Ralph M. And Shirley Wilkerson.

     (b)(ii) To the knowledge of management and based upon a review of the stock ledger maintained by Piezo's transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of Piezo's common stock following the closing of the Reorganization Agreement, and the share holdings of the new members of management:

Name                           Positions Held       Shares Owned       %(1)
----                           --------------       -------------      ----

Arthur D. Lyons               President, CEO,       1,668,937          15.5%
                              Secretary and
                              Director

Charles D. Arbeiter           COO, Treasurer        1,835,852          17.1%
                              and Director

Al Rieman                     Stockholder           2,503,301          23.3%

LHM Trading (2)               Stockholder           3,045,721          28.3%

Totals:                                             9,053,811          84.1%

          (1) Excludes the 294,103 shares that are to be issued under the Consulting Agreement referenced in paragraph 5 above as they cannot be issued until Piezo is determined to be "current" in the filing of all reports that are required to have been filed by it under the Exchange Act with the Securities and Exchange Commission during the past 12 months, and is therefore based upon 10,760,849 outstanding shares.

         (2) LHM Trading is controlled by Arthur D. Lyons, the President, CEO, Secretary and a Director of Piezo.

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     (a)  See Item 1.

     The consideration exchanged under the Reorganization Agreement was negotiated at "arms length," and the directors of Piezo used criteria used in similar uncompleted proposals involving Piezo in the past, including the relative value of the assets of Piezo in comparison to those of Omni; Omni's present and past business operations; the future potential of Omni; its management; and the potential benefit to the stockholders of Piezo. The directors determined that the consideration for the exchange was reasonable, under these circumstances.

     No director, executive officer or five percent or more stockholder of Piezo had any direct or indirect interest in Omni or the Omni
Stockholders prior to the completion of the Reorganization Agreement; similarly, no nominee to become a director or any Omni Stockholder or any beneficial owner of any Omni Stockholder had any interest in Piezo prior to the closing of the Reorganization Agreement.

     (b) Piezo is a successor to and intends to continue the business operations intended to be conducted by Omni. All references to "Omni" below take into account information, where applicable, of its predecessors. References to "Piezo," where applicable, also include Omni as its majority-owed subsidiary.

                                Part I

Organization and Business Development and Business.
---------------------------------------------------

     Organization and Business Development.
     --------------------------------------

     References to the "Company," "our," "we," "us" and words of similar import refer to Piezo, Omni or the combined Piezo and its majority-owned subsidiary, Omni, as applicable.

     Piezo.
     ------

     For information regarding the organization and business development of Piezo through December 31, 2002, see Part I, Item 1, of its 10-KSB Annual Report for the year ended December 31, 2002, which was filed with the Securities and Exchange Commission on March 26, 2003, and is incorporated herein by reference. See Item 7.

      Piezo effected a reverse split of its outstanding common stock on the basis of one share for 14.5 shares owned, which became effective on the opening of business on August 25, 2003.

     On September 5, 2003, the Omni Stockholders outlined in Item (b)(ii) above executed and delivered the Reorganization Agreement with Piezo pursuant to which Omni became a majority-owned subsidiary of Piezo.

     Piezo filed a "dba" with the State of Utah, its state of incorporation, on September 5, 2003, to do business under the name "Omni Medical Holdings, Inc., and immediately prior to this filing, Omni changed its name to "Omni Medical of Nevada, Inc."

     Piezo filed a Preliminary Information Statement to effect a name change with the Securities and Exchange Commission on September 17, 2003, that had a stockholder mailing date of September 29, 2003, and a planned effective date of a name change to "Omni Medical Holdings, Inc." of October 20, 2003, depending upon satisfying any comments posed by the Securities and Exchange Commission. This Preliminary Information Statement will amended on September 23, 2003, to include the right of Piezo's stockholders to take action without a meeting in accordance with the 1992 amendments to the Utah Revised Business Corporation Act, and to remove the requirement of the Board of Directors contained in its Articles of Incorporation to approve transfers of its authorized securities. The amendment extends the mailing date to October 3, 2003, and sets a meeting of the stockholders to consider the proposed amendments on October 13, 2003.

     Omni.
     -----

     Omni was organized under the laws of the State of South Dakota in August, 1994, under the name "Mastel Precision Surgical Instruments," ("MPSI").

     On April 15, 2002, MPSI entered into an Agreement for the Exchange of Common Stock (the "Daycor Agreement") with Daycor Corporation, a Nevada Corporation ("Daycor"). Pursuant to the Agreement, the shareholders of MPSI sold to Daycor 100% of the issued and outstanding shares of MPSI in exchange for 11,000,000, $.001 par value, newly issued shares of voting common stock of Daycor. Daycor was organized in the State of Nevada in 1998, and had no principal operations at the time of the closing of the Daycor Agreement; it had effected a limited offering of its securities pursuant to Rule 504 of Regulation D of the Securities and Exchange Commission in May, 1998, and had approximately 100 stockholders from that offering who had represented that they were "accredited investors" as that term is defined in Regulation D.

     The transaction was accounted for as a reverse acquisition of Daycor by MPSI, since shareholders of MPSI owned approximately 86% of the post acquisition common stock of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of Daycor by MPSI and as a recapitalization of MPSI. Shares of common stock authorized and issued have been retroactively restated to present the capital structure of Daycor. Concurrent with the merger, Daycor changed its name to Mastel Precision, Inc.

     Effective July 10, 2002, Omni entered into an Asset Purchase Agreement with A&V Digital Transcription Services ("A&V"), a general partnership engaged in the medical transcription market that was based in the State of Alabama.
On September 4, 2002, Omni formed Mastel Precision Health Information Services, Inc. as a wholly-owned subsidiary in the State of South Dakota ("MPHI"), to operate the transcription services business acquired from A&V.

     Effective May 2, 2003, Omni exchanged 100% of the common stock of MPSI, its wholly-owned subsidiary, and $36,000 in cash for all of the common stock of Omni owned individually or jointly by one of Omni's officer's, Doug Mastel, and his wife. As a result of this exchange, the officer assumed all obligations and liabilities of MPSI, in addition to acquiring all of its all assets. MPSI's net losses for the years ended March 31, 2003 and 2002, were $375,110 and $186,720, respectively.

     On May 31, 2003, Omni acquired Medical Billing Management ("MBM").

     On September 5, 2003, the Omni Stockholders outlined in Item (b)(ii) above executed and delivered the Reorganization Agreement with Piezo pursuant to which Omni became a majority-owned subsidiary of Piezo.

     Business.
     ---------

     Piezo engaged in engineering, research, development and merchandising of electronic and electronic and electromechanical devices, equipment, and accessories until 1987; these activities were unsuccessful and it ceased active operations in 1987.

     Omni is a medical service company providing transcription, billing and collection services to healthcare providers throughout the United States. Based in Rapid City, South Dakota, Omni currently has offices in three states with approximately 30 full and part-time employees. Growth plans include both additional acquisitions in various medical service areas, as well as internal sales growth.

     Principal Products or Services and Their Markets.
     -------------------------------------------------

     Omni provides medical transcription service to hospitals and healthcare facilities currently in Alabama and South Dakota. Whenever a health care provider makes a diagnosis or provides a patient treatment, those actions must be documented. Government and insurance regulations are such that these important medical records, which affect patient health, must be in readable form. This results in the health care provider dictating the patient treatment in some form and someone else typing that dictation. Due to the obvious importance of this task, a transcriptionist must have a level of training well beyond a normal typist. This would include detailed knowledge of medical terminology and working knowledge of heath and science principles in a variety of medical disciplines. Transcription has become an important and essential service in all healthcare practices. Clients are usually charged a line rate of $0.11 - $0.18, depending on the work involved. Transcriptionists are usually hired on a subcontract basis, work out their home and are compensated on a per line basis. Quality assurance and other management personnel are full-time employees, provide services at the corporate office and are compensated on a salary basis.

     Omni also provides medical billing and collections services in the State of Mississippi. Medical billing and collections are the lifeblood of any healthcare facility. Accurate and timely collections insure an efficient practice and high standard of care.

     Omni is currently operating in three states. The market, however, can encompass the entire country made possible through the electronic transfer of data. It is the intention of Omni Medical to focus its marketing efforts on mid-size metropolitan cities throughout the United States. Its expansion and acquisition strategies will position Omni to become a nationwide provider of medical services.

     Distribution Methods of the Products or Services.
     -------------------------------------------------

     The finished product (e.g., transcribed lines) is distributed digitally through electronic transmission to the client. Medical billings are either mailed or sent electronically first to the insurance companies. The patient is then billed for any difference that was not received from their insurance company. Insurance company and patient payments are remitted to a banking institution lockbox designated under the doctor's name or healthcare facility. Collections activities involve following up with either the insurance companies or patient for any payment not yet received within a designated amount of time.

     Status of any Publicly Announced New Product or Service.
     --------------------------------------------------------

     None; not applicable.

     Competitive Business Conditions.
     --------------------------------

     Healthcare services (e.g., transcription, billing, collections) is a highly fragmented industry. Two of our largest competitors are Medquist, Inc. ("MEDQ") and IDX Systems Corporation ("IDXC"), both of which are large and well funded publicly traded companies, with substantially more assets and
resources that Omni.   The primary competition comes from the healthcare
facility itself.   Due to the overhead expense of providing these services
internally, more healthcare facilities will be looking to outsource these duties to reduce costs.

     Transcription has become an important and essential service in all healthcare practices. According to the "MTIA," (a transcription trade association), medical transcription is a fragmented $15 billion industry, with revenues projected to approach $25 billion over the next five years.

     Medical billing and collections are the lifeblood of any healthcare facility. Accurate and timely collections ensure an efficient practice and high standard of care. Although no industry figures are available, it is known that approximately $1.5 trillion was spent on health care in the United States last year. Assuming that half of that amount occurred at the point of care, that would be a potential billing market of $750 billion. Health care providers that use billing services generally pay between 6-10% of the amount collected on their behalf. This would put the potential estimated revenue for billing services somewhere between $45-75 billion, and growing at a rate of 8% annually. With the rising cost of health care and an aging population, in five years the market could well be generating over $100 billion in annual revenue. Within the billing industry, there are generally no subcontractors, and all work from the corporate office.

     According to United State Government studies, the medical industry is growing at a rate of 8% annually, with estimates as high as 12% in the coming years. The need for medical services by healthcare providers will continue to mirror that growth rate. It is widely known that an increasingly aging population, along with a country that will spare no expense for personal consumption of medical care, will contribute to this growth. Healthcare providers will also remain under pressure to reduce operating expense and expand margins. The effect is that services currently provided internally will now be more readily outsourced. The outsourcing trend allows the health care provider to focus time and resources on providing health care, giving the opportunity for growth potential to medical service providers like Omni.

     Sources and Availability of Raw Materials and Names of Principal
     Suppliers.
     ----------

     None; not applicable.

     Dependence on One or a Few Major Customers.
     -------------------------------------------

     None; not applicable.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts.
     ------------------------------

     None; not applicable.

     Need for any Governmental Approval of Principal Products or Services.
     ---------------------------------------------------------------------

     Government regulations concerning the privacy of patient's health records are being phased in at this time. Known as "HIPPA," the effects of these regulations have been for all healthcare providers and vendors to upgrade both security and technology of patient records. For Omni as a vendor, it is compliant with HIPPA regulations and believes these regulations will only encourage healthcare providers to outsource more medical services.

     Effect of Existing or Probable Governmental Regulations on Business.
     --------------------------------------------------------------------

     The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a "Small Business Issuer," defined to be an issuer that has revenues of less than $25 million; is a U.S. or Canadian issuer; is not an investment company; and if a majority-owned subsidiary, the parent is also a small business issuer; provided, however, an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer's outstanding securities held by non- affiliates) of $25 million or more.

     The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. ("NASAA") have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets. The present laws, rules and regulations designed to promote availability to the small business issuer of these capital markets and similar laws, rules and regulations that may be adopted in the future will substantially limit the demand for "blank check" companies like our Company, and may make the use of these companies obsolete.

     We are also subject to the Sarbanes-Oxley Act of 2002. This Act creates a strong and independent accounting oversight board to oversee the conduct of auditors of public companies and strengthens auditor independence. It also requires steps to enhance the direct responsibility of senior members of management for financial reporting and for the quality of financial disclosures made by public companies; establishes clear statutory rules to limit, and to expose to public view, possible conflicts of interest affecting securities analysts; creates guidelines for audit committee members' appointment, compensation and oversight of the work of public companies' auditors; prohibits certain insider trading during pension bund blackout periods; and establishes a federal crime of securities fraud, among other provisions.

     Research and Development.
     -------------------------

     None; not applicable.

     Cost and Effects of Compliance with Environmental Laws.
     -------------------------------------------------------

     None; not applicable.

     Number of Employees.
     --------------------

     Our Company currently employs 29 employees, of which 25 are full-time.

Management's Discussion and Analysis or Plan of Operation.
----------------------------------------------------------

     Forward-looking Statement.
     --------------------------

     Statements made in this Form 8-K Current Report which are not purely historical are forward-looking statements with respect to the goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business of our Company, including, without limitation, (i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

     Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company's operations, products, services and prices.

     Accordingly, results actually achieved may differ materially from
expected results in these statements.   Forward-looking statements speak only
as of the date they are made.   Our Company does not undertake, and
specifically disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

     Plan of Operations.
     -------------------

     The past two fiscal years have been difficult ones financially for Omni due primarily to the operations MPSI. While MPSI had bright future prospects, the past three years were a tremendous drain on Omni. Omni managed to continue operations by raising capital and reducing expenses. In April 2003, the management determined that the best course of action would be to privately spin-off MPSI and focus on the medical service area. This area includes medical transcription and billing and is characterized by positive cash flow, good operating margins, low debt and no inventory or Research and development costs. On May 2, 2003, the spin-off was completed to a former director and executive officer (see the heading "Organization and Business Development" of the caption "Organization and Business Development and Business," above) and on May 31, 2003, Omni acquired MBM. MBM's long, profitable operating history and consistent revenue make it a significant acquisition. As Omni management undertakes an ongoing acquisition strategy in this area, it believes that the Company's future is very positive. Omni Cash flow is now positive, its debt is at a low level and its revenue is higher than it has been in over two years.

Description of Property.
------------------------

     Omni has an interest in three parcels of real property: 1609 West Street, Montgomery, Alabama, that it is purchasing; 1867 Crane Ridge Drive, Suite #250-A, Jackson, Mississippi, and 1107 Mt. Rushmore Road, Suite 2, Rapid City, South Dakota, both of which are leased.

Security Ownership of Certain Beneficial Owners and Management.
---------------------------------------------------------------

     The following table sets forth certain information as of September
22, 2003, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 10,760,849 outstanding shares of common stock.

Name                           Positions Held       Shares Owned       %
----                           --------------       ------------

Arthur D. Lyons               President, CEO,       1,668,937          15.5%
                              Secretary and
                              Director

Charles D. Arbeiter           COO, Treasurer        1,835,852          17.1%
                              and Director

Al Rieman                     Stockholder           2,503,301          23.3%

LHM Trading*                  Stockholder           3,045,721          28.3%

Totals:                                             9,053,811          84.1%


All executive officers and directors                6,550,510          60.9%
of the Company as a group (2 persons)

      * LHM Trading is a business entity controlled by Arthur D. Lyons, the President, CEO, Secretary and a Director of our Company.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

    See Item 1 of this Current Report, above.


Directors and Executive Officers, Promoters and Control Persons.
----------------------------------------------------------------

     Identify of directors and Executive Officers.
     ---------------------------------------------

     The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with               with
         Name            Age        the Company                 Omni
         ----            ---        -----------              ----------

Arthur D. Lyons          45         President, CEO,         President, CEO,
                                    Secretary and           Secretary and
                                    Director                Director

Charles D. Arbeiter      43         COO, Treasurer          COO, Treasurer
                                    and Director            and Director

     Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

     The following is a summary of the business experience of each of our current directors and executive officers:

     Arthur D. Lyons.  Since 1980, Mr. Lyons has held positions with
Merrill Lynch, E.F. Hutton, Prudential Securities and PaineWebber as investment representative, pension consultant, trader and portfolio manager. In 1999, Mr. Lyons formed LHM Trading, an investment firm, and in 2000, founded Interstate Advisors, Inc., a registered investment advisor. Mr. Lyons' broad financial experience has provided him with a solid background in the financial and investment fields. He holds a B.A. Degree in sociology with a minor in accounting from Samford University in Birmingham, Alabama, in 1979.

     Charles D. Arbeiter. Mr. Arbeiter has worked for American Express and Financial Network as a senior manager providing financial advice to individuals, corporate clients and banks. He has been active in the financial services industry since 1985 as a certified financial planner, district manager and registered investment advisor. He is currently responsible for a 15 member financial planning practice in Rapid City, South Dakota, and is active in both civic and professional organizations. He is a 1982 graduate of Sioux Falls (SD) College with a B.S. Degree in business.

Family Relationships.
---------------------

     There are no family relationships between Mr. Lyons and Mr. Arbeiter.

Pending Legal Proceedings.
--------------------------

     To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     To the knowledge of our management and during the past 10 years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;
          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

Executive Compensation.
-----------------------

     The following table sets forth the aggregate compensation paid by the Company for services rendered during the periods indicated:


                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation
                    Annual Compensation   Awards  Payouts
(a)             (b)   (c)   (d)   (e)    (f)   (g)    (h)   (i)

                                               Secur-
                                               ities         All
Name and   Year or               Other   Rest- Under-  LTIP  Other
           Period   Salary Bonus Annual  ricte dlying  Pay-  Comp-
Position   Ended      ($)   ($)  Compen- Stock Options outs  ensat'n
---------------------------------------------------------------------

Arthur D.
Lyons
President,     6/30/03 6000*    0     0     0  17777*    0   2200*
CEO,
Secretary
Director

Charles D.     6/30/03    0     0     0     0   8889*     0   0
Arbeiter
COO, Treas.,
Director

Thomas J.      3/31/03    0     0     0     0      0     0   0
Howells       12/31/02    0     0     0     0      0     0   0
prior
President,
Director

Kathleen L.    3/31/03    0     0     0     0      0     0   0
Morrison      12/31/02    0     0     0     0      0     0   0
Prior
Vice Pres.,
and Director

Travis T.      3/31/03    0     0     0     0      0     0   0
Jenson        12/31/02    0     0     0     0      0     0   0
Prior
Sec., Tres.,
and Director

Gene           3/31/03    0     0     0     0      0     0   0
Yamamoto      12/31/02    0     0     0     0      0     0   0
Prior
President,
Director

Yujiro         3/31/03    0     0     0     0      0     0   0
Yamamoto      12/31/02    0     0     0     0      0     0   0
Prior         12/31/01    0     0     0     0      0     0   0
President     12/31/00    0     0     0     0      0     0   0
Director

Buck           3/31/03    0     0     0     0      0     0   0
Wilkerson     12/31/02    0     0     0     0      0     0   0
Secretary     12/31/01    0     0     0     0      0     0   0
Treasurer,    12/31/00    0     0     0     0      0     0   0
Director

Valerie        3/31/03    0     0     0     0      0     0   0
Keating,      12/31/02    0     0     0     0      0     0   0
Director      12/31/01    0     0     0     0      0     0   0
              12/31/00    0     0     0     0      0     0   0

               * Received from Omni.

     None of our present directors and executive officers have received any cash or other remuneration for services rendered to us; and no compensatory arrangements have yet been set for service in these capacities.

     We do not have any stock option, bonus, profit sharing, pension or similar plan; however, we may adopt such a plan in the future to attract and/or retain members of management or key employees.

     Compliance with Section 16(a) of the Exchange Act.
     --------------------------------------------------

     All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been or will be timely filed.

     Audit, Nominating and Compensation Committees.
     ----------------------------------------------

     We have no audit, nominating or compensation committees.

Certain Relationships and Related Transactions.
-----------------------------------------------

     Transactions with Management and Others.
     ----------------------------------------

     During the years ended March 31, 2003 and 2002,Omni transferred inventory with a carrying value of approximately $20,000 and $25,000, respectively, to an officer and shareholder of Omni in exchange for a receivable. The shareholder used the inventory for promotional and other sales purposes on behalf of Omni. Omni entered into an agreement with the officer and shareholder whereby the receivable was settled in exchange for 32,944 shares of treasury stock, which management believes is the fair value of the stock. Accordingly, the amounts receivable from the shareholder to Omni have been shown as a reduction of stockholders equity at March 31, 2003 and 2002.

     At March 31, 2002, Omni owed $41,129 to one of its shareholders and officers. Interest on the advance was at 8% and the advance was due to be repaid in May 2005. In April 2002, the advance, together with accrued interest of $3,871 was converted to 197,232 shares of Omni common stock. Included in interest expense for the year ended March 31, 2002 is $3,871 relating to the advance.

Description of Securities.
--------------------------

Market Price of and Dividends on Piezo's Common Equity and Related Stockholder Matters.
--------

     Market Information.
     -------------------

     The Company's shares are traded on the OTC Bulletin Board under the symbol "ONMH"; however, there is and has been no "established trading market" for these securities.

     Their has never been a publicly-traded market for the securities of Omni.

     Holders.
     --------

     The number of record holders of the Company's common stock as of September 22, 2003, is approximately 206. Omni had approximately 100 stockholders on that date. The Company is in the process of exchanging its securities with the Omni Stockholders, pending a determination of whether all are still "accredited investors" as represented at the time of their respective investments in Omni.

     Dividends.
     ----------

     The Company has not declared any cash dividends with respect to its common stock and does not intend to declare dividends in the foreseeable future. The future dividend policy of the Company cannot be ascertained with any certainty, and until the Company completes any acquisition, reorganization or merger, as to which no assurance may be given, no such policy will be formulated. There are no material restrictions limiting, or that are likely to limit, the Company's ability to pay dividends on its common stock.

Legal Proceedings.
------------------

     Neither the Company nor Omni is not a party to any pending legal proceeding and, to the knowledge of management; no federal, state or local governmental agency is presently contemplating any proceeding against the Company or Omni. No director, executive officer or affiliate of the Company, Omni or owner of record or beneficially of more than five percent of the Company's or Omni's common stock is a party adverse to the Company or Omni or has a material interest adverse to the Company or Omni in any proceeding.

Changes in and Disagreements with Accountants.
----------------------------------------------

     Mantyla, McReynolds & Associates, 5872 South 900 East, Suite 250, Salt Lake City, Utah 84121, has been retained as the Company's auditor for the past four years. During that period, there has been no disagreements between the Company and its auditors.

     Gelfond Hochstadt Pangburn, P.C. of Denver, Colorado, audited the financial statements of Omni for the years ended March 31, 2002 and 2001, and have been retained to audit the financial statements of Omni for the years ended March 31, 2003 and 2002. It is anticipated that Gelfond Hochstadt Pangburn, P.C. will be named as the Company's auditors in the near future, and an 8-K Current Report respecting any such engagement will be timely filed with the Securities and Exchange Commission.

Recent Sales of Unregistered Securities.
----------------------------------------

     On November 5, 2002, pursuant to Unanimous Consent of the Company's Board of Directors, the Company resolved to issue 18,000,000 shares of the Company's "unregistered" and "restricted" $0.001 par value common stock to Jenson Services, Inc., a Utah corporation, in consideration of $5,000 being advanced to the Company to meet accounts payable obligations. These shares were cancelled as a condition to the closing of the Reorganization Agreement with Omni. See Item 1, above.

     Except as indicated under Item 1, above, no other "restricted securities" of the Company have been issued during the past three years.

Indemnification of Directors and Officers.
------------------------------------------

     Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly
received a personal benefit.   Otherwise, Section 16-10a-902(5) allows
indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the
proceeding or another court of competent jurisdiction.   Section 16-10a-907(1)
extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a
party against reasonable expenses incurred in connection therewith.   Section
16-10a-907(1) extends this protection to officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902.
Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

     Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act,
Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Financial Statements of Omni.
-----------------------------

             These audited financial statements for Omni will be provided as soon as they are available, but within 75 days from the date of this Current Report or on or before November 19, 2003. See Item 7.

             These pro forma financial statements will be provided as soon as they are available, but within 75 days from the date of this Current Report or on or before November 19, 2003. See Item 7.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

                CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

               YEARS ENDED MARCH 31, 2003 AND 2002

                             CONTENTS


Independent auditors' report                                  1

Financial statements:

  Consolidated balance sheets                                 2

  Consolidated statements of operations                       3

  Consolidated statements of shareholders' (deficit) equity   4

  Consolidated statements of cash flows                       5

  Notes to consolidated financial statements             6 - 16

                   INDEPENDENT AUDITORS' REPORT


Board of Directors
Mastel Precision, Inc.

We have audited the accompanying consolidated balance sheet of Omni Medical Holdings, Inc. and subsidiaries ("the Company") as of March 31, 2003, and the related consolidated statements of operations, shareholders' (deficit) equity and cash flows for the years ended March 31, 2003 and 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Omni Medical Holdings, Inc. and subsidiaries as of March 31, 2003, and the results of their operations and their cash flows for the years ended March 31, 2003 and 2002 in conformity with accounting principles generally accepted in the United States of America.

Our audit was performed for the purpose of forming an opinion on the basic financial statements taken as a whole. The proforma balance sheet as of March 31, 2003 is presented for purposes of additional analysis and is not a required part of the basic financial statements. Such information has not been subjected to the auditing procedures applied in the audit of the basic financial statements, and, accordingly, we express no opinion on it.

/s/Gelfond Hochstadt Pangburn, P.C.
Gelfond Hochstadt Pangburn, P.C.

September 2, 2003
Denver, Colorado

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

                   CONSOLIDATED BALANCE SHEETS

                          MARCH 31, 2003

                                                       Unaudited
                                                       Profoma     Historical
                                                        (Note 1)
Current assets:
   Cash                                              $  215,691  $  257,963
   Accounts receivable, net of allowance for
   doubtful accounts of $54,950 (Note 5)                  8,820      79,252
   Inventory (Note 5)                                               400,888
                                                     ----------   ---------
     Total current assets                               224,511     738,103

Property and equipment, net (Notes 4 and 5)             143,787     174,169
Goodwill                                                 36,000      36,000
Intangible asset                                         27,980      27,980
                                                     ----------   ---------
     Total assets                                    $  432,278   $ 976,252
                                                     ==========   =========

               LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
   Accounts payable                                  $    6,416   $ 272,658
   Accrued expenses                                       5,130      30,258
   Notes payable, current portion (Note 5)               33,991     322,680
                                                     ----------   ---------
     Total current liabilities                           45,537     625,596

Notes payable, net of current portion (Note 5)          164,122     164,122
                                                     ----------   ---------
     Total liabilities                                  209,659     789,718
                                                     ----------   ---------
Commitments (Notes 5, 6 and 7)

Shareholders' equity (Notes 6 and 9):
   Common stock, $.001 par value, 20,000,000 shares
    authorized; 13,416,417 shares issued and
    outstanding at March 31, 2003                         8,345      13,417
   Additional paid in capital                         1,576,043   1,571,502
   Deferred compensation expense                        (41,111)    (41,111)
   Accumulated deficit                               (1,320,658) (1,332,566)
   Advance receivable, shareholder (Note 6)                         (24,708)
                                                     ----------  ----------
     Total shareholders' equity                         222,619     186,534
                                                     ----------  ----------
     Total liabilities and shareholders' equity      $  432,278  $  976,252
                                                     ==========  ==========

See notes to consolidated financial statements.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

              CONSOLIDATED STATEMENTS OF OPERATIONS

               YEARS ENDED MARCH 31, 2003 AND 2002

                                                      2003         2002
Revenues                                         $ 1,080,474   $  836,466
Cost of sales                                        520,663      241,776
                                                 -----------   ----------
Gross profit                                         559,811      594,690

General and administrative expenses                1,060,581      716,380
                                                 -----------   ----------
Loss from operations                                (500,770)    (122,690)

Other income(expense):
Interest income                                       32,400           18
Interest expense                                     (46,720)     (65,048)
                                                 -----------   ----------
Net loss                                         $  (515,090)  $ (186,720)
                                                 ===========   ==========
See notes to consolidated financial statements.

           ONMI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

    CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY

               YEARS ENDED MARCH 31, 2003 AND 2002


                                                        Additional  Deferred
                                              Common    Paid-in   Compensation
                                      Shares  Stock     Capital     Expense
Balance, April 1, 2001            10,946,829  10,947     786,659
Issuance of common stock in
exchange for note payable             43,829      44      19,956
Issuance of common stock to
employees                          1,314,878   1,315      78,685    (80,000)
Earned compensation expense                                          12,222
Advance receivable, shareholder
Net loss
                                  ---------- -------  ----------  ---------
Balances, March 31, 2002          12,305,536  12,306     885,300    (67,778)
Issuance of common stock in
exchange for note payable            197,232     197      44,803
Sale of common stock pursuant
to private placements                197,232     197      44,803
Stock transferred to employees by
majority shareholder                                      52,500
Sale of common stock pursuant to
private placements                   666,667     667     499,333
Issuance of common stock in
business acquisition                  30,000      30      29,970
Earned compensation expense                                          26,667
Issuance of common stock for services 19,750      20      14,793
Net loss
                                  ---------- -------  ----------  ---------
Balances, March 31, 2003          13,416,417 $13,417  $1,571,502  $ (41,111)
                                  ========== =======  ==========  =========

                           [CONTINUED]

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

          CONSOLIDATED STATEMENTS OF SHAREHOLDERS' (DEFICIT) EQUITY

                     YEARS ENDED MARCH 31, 2003 AND 2002

                                                        Advance
                                           Accumulated receivable,
                                              Deficit  shareholder  Total
Balance, April 1, 2001                      (630,756)     (20,470)   146,380
Issuance of common stock in
exchange for note payable                                             20,000
Issuance of common stock to
employees
Earned compensation expense                                           12,222
Advance receivable, shareholder                            (4,238)    (4,238)
Net loss                                    (186,720)               (187,720)
                                          ----------     --------  ---------
Balances, March 31, 2002                    (817,476)     (24,708)   (12,356)
Issuance of common stock in
exchange for note payable                                             45,000
Sale of common stock pursuant
to private placements                                                 45,000
Stock transferred to employees by
majority shareholder                                                  52,500
Sale of common stock pursuant to
private placements                                                   500,000
Issuance of common stock in
business acquisition                                                  30,000
Earned compensation expense                                           26,667

Issuance of common stock for services                                 14,813
Net loss                                    (515,090)               (515,090)
                                         -----------    --------   ---------
Balances, March 31, 2003                 $(1,332,566)   $(24,708)  $ 186,534
                                         ===========    ========   =========

See notes to consolidated financial statements.

                  OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

         (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

                       CONSOLIDATED STATEMENTS OF CASH FLOWS

                        YEARS ENDED MARCH 31, 2003 AND 2002

                                                    2003             2002
Net loss                                      $ (515,090)     $  (186,720)
Adjustments to reconcile net loss to net cash
(used in) provided by operating activities:
  Depreciation and amortization                   25,937           11,806
  Stock-based compensation expense                93,980           12,222
  Changes in operating assets and liabilities,
   net of effects of business acquisition:
     Accounts receivable                           9,418          201,417
     Inventory                                   146,807           98,633
     Accounts payable                                996         (100,669)
     Accrued expenses                            (11,135)          23,248
                                               ---------      -----------
Net cash (used in) provided by operating
activities                                      (249,087)          59,937
                                               ---------      -----------
Cash flows from investing activities:
   Purchase of property and equipment            (54,960)            (926)
   Payment for purchase of business, net of
   cash acquired                                 (65,000)
                                               ---------      -----------
Net cash used in investing activities           (119,960)            (926)
                                               ---------      -----------
Cash flows from financing activities:
   Notes payable                                 125,000
   Payments of notes payable                     (52,334)         (49,667)
   Proceeds from issuance of common stock        545,000
                                               ---------      -----------
Net cash provided by (used in) financing
activities                                       617,666          (49,667)
                                               ---------      -----------
Net increase in cash                             248,619            9,344
Cash, beginning                                    9,344
                                               ---------      -----------
Cash, ending                                   $ 257,963      $     9,344
                                               =========      ===========
Supplemental disclosure of cash flow information:
Cash paid for interest                         $  45,713      $    65,048
                                               =========      ===========
Supplemental disclosure of non-cash investing
and financing activities:

Inventory transferred to shareholder (Note 6)  $              $     4,238
                                               =========      ===========
Conversion of debt to equity (Note 6)          $  45,000      $    20,000
                                               =========      ===========
Business acquisition (Note 2):
  Fair value of assets acquired                $ 184,761
  Liabilities assumed                            (89,761)
  Common stock issued                            (30,000)
                                               ---------
Cash paid                                      $  65,000
                                               =========
See notes to consolidated financials statements.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002


1. Business, disposition of MPSI and management's plans:

Business:

Omni Medical Holdings, Inc. ("the Company" or "Omni") formerly known as Mastel Precision, Inc., a Nevada corporation, provides medical billing and transcription services to medical practitioners. At March 31, 2003, the Company's medical transcription operations were located in Alabama. In May 2003, the Company acquired a medical billing operation in Mississippi (Note
10).

Through May 2, 2003, the Company also produced handheld surgical instruments used by ophthalmic surgeons in refractive, corneal and LASIK surgeries and was also a developer of technology to ophthalmic surgeons, specifically within the domain of anterior segment cataract extraction, and foldable intraocular lens placement as well as keratorefractive procedures such as LASIK. The Company operated its surgical instruments business through its wholly-owned subsidiary, Mastel Precision Surgical Instruments, Inc ("MPSI") out of its facility in Rapid City, South Dakota.

Disposition of MPSI:

Effective May 2003, the Company entered into an agreement with one of its officers and shareholders whereby the Company agreed to exchange 100% of the common stock of MPSI and $36,000 cash for all shares of common stock of the Company owned individually or jointly by the officer and his wife, a total of 5,072,100 shares. As of April 30, 2003, the assets of MSPI had a carrying value of approximately $442,000 (unaudited) and MPSI's obligations and liabilities had a carrying value of approximately $527,000 (unaudited). Due to the related party nature of the transaction, no gain was recognized and shareholders' equity was increased by approximately $49,000 (unaudited). MPSI's net loss for the month ended April 30, 2003 of $34,000 (unaudited) and the related changes to the assets and liabilities, is not reflected in the accompanying unaudited proforma consolidated balance sheet.

The accompanying unaudited proforma consolidated balance sheet gives effect to the disposition transaction as if it had been consummated on March 31, 2003. The following unaudited proforma financial information presents results as if the disposition of MPSI had occurred at the beginning of the years ended March 31, 2003 and 2002

                                               Year ended March 31,
                                               2003           2002
        Revenues                               $96,000      $      -
        Cost of sales                           62,000             -
        General and administrative expenses    184,000       143,000
        Other income (expense)                  20,000        (4,000)
        Net loss                               129,000       147,000

The unaudited proforma consolidated balance sheet and income statements do not purport to be indicative of the financial position of the Company had the transaction occurred on March 31, 2003.

Management's plans:

The Company has incurred losses during the years ended March 31, 2003 and 2002, and has an accumulated deficit of $1,332,566 at March 31, 2003. Management's plans to address concerns raised by this issue includes:

   a. The disposition of MPSI will allow the Company to concentrate on its medical billing and transcription operations, which management believes can be operated more profitably than MPSI. MPSI's operating losses for the years ended March 31, 2003 and 2002 were approximately $325,000 and $122,000, respectively.

   b. Management expects that cash flows will increase as a result of the Company's disposition of MPSI and it's acquisition of transcription businesses (Notes 2 and 10).

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002

1.  Business, disposition of MPSI and management's plans (continued):

Management's plans (continued):

   c. The Company has been successful in raising limited amounts of capital through the sale of its common stock. In June 2003, the Company raised an additional $45,000 in a private placement. Management believes that additional equity financing will be available from the Company's private placements.

   d. In September 2003, the Company completed a merger agreement with Piezo Instruments, Inc., a publicly trading Utah corporation. (Note 10). Management believes that this transaction will allow the Company access to additional sources of debt and equity financing.


There is no assurance that these or any efforts will be successful. However, management believes that these measures will enable the Company to have adequate funds to support operations for the next twelve months.

2. Business combinations:

On April 15, 2002, MPSI entered into an Agreement for the Exchange of Common Stock ("the Agreement") with Daycor Corporation ("Daycor"), a Nevada Corporation. Pursuant to the Agreement, the shareholders of MPSI sold to Daycor 100% of the issued and outstanding shares of MPSI in exchange for 11,000,000, $.001 par value, newly issued shares of voting common stock of Daycor.

The transaction was accounted for as a reverse acquisition of Daycor by MPSI, since the shareholders of MPSI owned approximately 86% of the post acquisition common stock of the consolidated entity immediately after the completion of the transaction. For accounting purposes, the acquisition has been treated as an acquisition of Daycor by MPSI and as a recapitalization of MPSI. Shares of common stock authorized and issued have been retroactively restated to present the capital structure of Daycor. Concurrent with the merger, Daycor changed its name to Mastel Precision, Inc.

Effective July 10, 2002 the Company entered into an asset purchase agreement with A&V Digital Transcription Services ("A&V"), a general partnership based in the state of Alabama. The results of operations of A&V have been included in the consolidated financial statements since date of acquisition. A&V is a provider of medical transcription services. As a result of the acquisition, the Company entered into the medical billing and transcription market. On September 4, 2002 the Company formed Mastel Precision Health Information Services, Inc. ("MPHIS") (a wholly owned subsidiary of the Company) to operate the transcription services business acquired from A&V.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002


2.   Business combinations (continued):

The aggregate purchase price was $95,000, including $65,000 in cash, assumption of liabilities of $89,761 and common stock valued at $30,000. The value of the common stock issued was determined by management based on other stock transactions with third parties.

The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at July 10, 2002, the date of acquisition.

       Current assets                   $              7,477
       Property, plant and equipment                 109,000
       Intangible asset   customer list               32,284
       Goodwill                                       36,000
                                                   ---------
       Total assets acquired                         184,761
                                                   ---------
       Current liabilities                          (18,948)
       Long-term debt                               (70,813)
                                                   --------
       Total liabilities assumed                    (89,761)
                                                   --------
       Net assets acquired              $            95,000
                                                   ========

The amount included for property, plant and equipment reflects a decrease of $36,000, and the amount included for goodwill reflects an increase of $36,000, from the Company's initial allocation of the purchase price that was shown in the Company's unaudited financial statements for the nine months ended December 31, 2002.

The accompanying financial statements for the year ended March 31, 2003 include the accounts of Omni, MPSI, A&V (from July 10, 2002) and MPHIS. Intercompany balances and transactions have been eliminated on consolidation.

3. Significant accounting policies:

  Cash and cash equivalents:

Cash and cash equivalents include cash on hand, money market accounts and short-term investments purchased with an original maturity of three months or less.

  Accounts receivable and concentration of credit risk:

The Company grants credit to its customers, generally without collateral. At March 31, 2003, no one customer accounted for 10% or more of accounts receivable. During the years ended March 31, 2003 and 2002, no one customer accounted for 10% or more of sales.

  Allowance for doubtful accounts:

The Company records an allowance for doubtful accounts based on specifically identified amounts management believes to be uncollectible. An additional allowance is recorded based on certain percentages of aged receivables, which are determined based on historical experience and assessment of financial conditions affecting our customers.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002


3.   Significant accounting policies (continued):

  Inventories:

Inventories consist of surgical instruments and related components and are valued by using the average cost method at the lower of cost or market.

Property and equipment are recorded at cost. Depreciation is provided by use of straight-line and accelerated methods over the estimated useful lives of the assets ranging from 5 to 10 years.

  Goodwill and intangible assets:

In July 2001, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 141, Business Combinations, and SFAS No. 142, Goodwill and Other Intangible Assets. SFAS No. 141 requires that the purchase method of accounting be used for all business combinations initiated after June 30, 2001. Use of the pooling-of-interests method is prohibited after that date. SFAS No. 142 addresses the accounting and reporting for acquired goodwill and other intangible assets.
It changes the accounting for goodwill and other intangible assets with indefinite lives from an amortization method to an impairment-only approach and requires intangible assets with finite lives to be amortized over their useful lives. These statements were effective for the Company on April 1, 2002 and goodwill of $36,000 (which is expected to be fully tax-deductible), applicable to the medical transcription segment, was recorded on the acquisition of A&V in July 2002. A goodwill impairment test will be performed annually in the fourth quarter or upon significant changes in the Company's business environment.

The intangible asset consists of a customer list arising from the acquisition of A&V, and is being amortized on a straight-line basis over 5 years
(approximately $6,500 per year).   Amortization expense for the year ended
March 31, 2003 was approximately $4,300.

  Revenue recognition:

Revenue is recognized at the time goods are shipped and services are performed.

  Advertising:

Costs related to advertising and promotion of products are charged to sales and marketing expense as incurred. Advertising and promotion costs were approximately $101,200 and $171,700 for the years ended March 31, 2003 and 2002, respectively.

  Research and development:

Research and development costs are expensed as incurred. Research and development expense for the years ended March 31, 2003 and 2002 was approximately $24,000 and $8,000, respectively.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002


3.           Significant accounting policies (continued):

Fair value of financial instruments:

The carrying amounts of the Company's cash and cash equivalents, accounts receivable and accounts payable approximate fair values due to the short maturities of these instruments. The carrying value of the Company's short-term borrowings approximates fair value based on the Company's current incremental borrowing rate for similar types of borrowing arrangements. The fair values of the Company's receivables and payables to related parties are not practicable to estimate due to the related party nature of the underlying transactions and indefinite payment terms.

  Derivative transactions:

During the year ended March 31, 2003, the Company utilized certain short-term derivative instruments, options and puts of marketable equity securities, for trading purposes. The Company accounted for these transactions at fair value, based on market quotes and cash settlements. These transactions exposed the Company to certain market and credit risks related to the underlying investment and the counter-party, respectively. Included in interest income for the year ended March 31, 2003 is approximately $30,300 of gains from these transactions. The Company held no derivative instruments at March 31, 2003.

  Stock-based compensation:

SFAS No. 123 "Accounting for Stock-Based Compensation" allows companies to choose whether to account for employee stock-based compensation on a fair-value method, or to account for such compensation under the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"). The Company has chosen to account for employee stock-based compensation using APB 25. At March 31, 2003, the Company had no stock option plans.

  Income taxes:

The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based upon the differences between the financial statement carrying amounts and tax bases of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse.

  Comprehensive income:

SFAS No. 130, Reporting Comprehensive Income, establishes requirements for disclosure of comprehensive income. During the years ended March 31, 2003 and 2002, the Company did not have any components of comprehensive income to report.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002


3.   Significant accounting policies (continued):

  Recently issued accounting pronouncements:

In January 2003, the Financial Accounting Standards Board ("FASB") issued SFAS Interpretation No. 46, Consolidation of Variable Interest Entities ("FIN 46"), which changes the criteria by which one company includes another entity in its consolidated financial statements. FIN 46 requires a variable interest entity ("VIE") to be consolidated by a company if that company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a majority of the entity's residual returns or both. The consolidation requirements of FIN 46 apply immediately to VIE's created after January 31, 2003, and apply in the first fiscal period beginning after June 15, 2003, for VIE's created prior to February 1, 2003. As the Company does not currently have an interest in a VIE, management does not expect that the adoption of FIN 46 will have a significant immediate impact on the financial condition or results of operations of the Company.

In November 2002, the FASB issued SFAS Interpretation No. 45 ("FIN 45"), Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees and Indebtedness of Others. FIN 45 elaborates on the disclosures to be made by the guarantor in its interim and annual financial statements about its obligations under certain guarantees that it has issued. It also requires that a guarantor recognize, at the inception of a guarantee, a liability for the fair value of the obligation undertaken in issuing the guarantee. The initial recognition and measurement provisions of this interpretation are applicable on a prospective basis to guarantees issued or modified after December 31, 2002, while the provisions of the disclosure requirements are effective for financial statements of interim or annual reports ending after December 15, 2002. The Company is currently evaluating the recognition provisions of FIN 45, but does not expect that the adoption of FIN 45 will have a significant immediate impact on the financial condition or results of operations of the Company, as the Company has made no guarantees.

In August 2001, the FASB issued SFAS No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, which addresses accounting and financial reporting for the impairment or disposal of long-lived assets. This statement was effective for the Company on April 1, 2002. The adoption of SFAS No. 144 did not have an impact on the financial condition or results of operations of the company.

In December 2002, the FASB issued SFAS No. 148, Accounting for Stock-Based Compensation Transition and Disclosure. This statement amends SFAS No. 123, Accounting for Stock-Based Compensation and establishes two alternative methods of transition from the intrinsic value method to the fair value method of accounting for stock-based employee compensation. In addition, SFAS No. 148 requires prominent disclosure about the effects on reported net income and requires disclosure for these effects in interim financial information. The provisions for the alternative transition methods are effective for fiscal years ending after December 15, 2002 and the amended disclosure requirements are effective for interim periods beginning after December 15, 2002. The Company plans to continue accounting for stock-based compensation under APB
25. Therefore, this pronouncement is not expected to impact the Company's financial position or results of operations.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002

3.   Significant accounting policies (continued):

  Use of estimates:

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheet and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

4. Property and equipment:

At March 31, 2003, property and equipment consist of the following:

                                               Unaudited
                                               Proforma        Historical
                                               (Note 1)


     Office furniture and equipment       $            24,000 $      99,351
     Equipment                                         45,050       119,404
     Land and building                                 85,000        85,000
                                                     --------    ----------
                                                      154,050       303,755

     Less accumulated depreciation and amortization    10,263       129,586
                                                     --------    ----------
                                          $           143,787 $     174,169
                                                     ========    ==========
5. Notes payable:

At March 31, 2003, notes payable consist of the following:

                                              Unaudited
                                                Proforma         Historical
                                                (Note 1)

  Note payable, interest at 9.5%, payable in monthly
   installments of $2,000, originally due July 15, 2003,
   collateralized by inventory and accounts receivable            $  83,932

  Note payable, interest at 10.5%, payable in monthly
   installments of $5,635, originally due April 1, 2003,
   collateralized by inventory, accounts receivable, equipment
   and real estate owned by the Company's majority shareholder      204,757

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002

5. Notes payable (continued):

                                              Unaudited
                                                Proforma          Historical
                                               (Note 1)

  Note payable, interest at 8%, payable in
   monthly installments of $1,956, due July
   2009, collateralized by all of the assets
   of MPHIS                                   $    115,923  $      115,923

  Note payable, interest at 7.9%, payable in
   monthly installments of $590, due July 2016,
   collateralized by land and building              58,385          58,385

  Note payable, interest at 24%, payable in
   monthly installments of $905, due May 2004       12,931          12,931

  Note payable, related party, interest at 5%,
  payable in monthly installments of $375, due
  September 2004                                    10,874          10,874
                                                 ---------        --------
                                                   198,113         486,802
  Less current portion                              33,991         322,680
                                                 ---------        --------
                                         $         164,122  $      164,122
                                                 =========        ========

  Future minimum note payments as of March 31, 2003, are approximately as follows:

     Years ending March 31,
                    2004           $         322,680
                    2005                      26,265
                    2006                      20,277
                    2007                      21,957
                    2008                      45,773
            Thereafter                        49,850
                                           ---------
                                   $         486,802
                                          ==========

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002


6. Related party transactions:

During the years ended March 31, 2003 and 2002 the Company transferred inventory with a carrying value of approximately $20,000 and $25,000, respectively, to an officer and shareholder of the Company in exchange for a receivable. The shareholder used the inventory for promotional and other sales purposes on behalf of the Company. The Company entered into an agreement with the officer and shareholder whereby the receivable was to be settled in exchange for 32,944 shares of treasury stock, which management believes is the fair value of the stock. Accordingly, the amounts receivable from the shareholder have been shown as a reduction of stockholders equity at March 31, 2003 and 2002. This agreement was terminated in connection with the disposition of MPSI in May 2003, and the receivable was acquired by the shareholder.

At March 31, 2002, the Company owed $41,129 to one of its shareholders and officers. Interest on the advance was at 8% and the advance was due to be repaid in May 2005. In April 2002, the advance, together with accrued interest of $3,871 was converted to 197,232 shares of common stock. Included in interest expense for the year ended March 31, 2002 is $3,871 relating to the advance.

7. Commitments:

  Operating lease:

The Company leases its operating facility on a month-to-month basis. The lease may be canceled upon 30 days notice by the Company. The Company also leases office equipment under operating leases with various terms through February 2004. Total lease expense for the years ended March 31, 2003 and 2002 was approximately $33,000 and $36,000, respectively.

8. Income taxes:

At March 31, 2003 the Company has a net operating loss carryforward of approximately $1,690,000, expiring on various dates through 2023 if not utilized. The net operating loss carry forwards may be subject to certain limitations due to the disposition of MPSI and to business acquisitions and other transactions. A valuation allowance has been provided to reduce to zero deferred tax assets arising from net operating losses and temporary differences because the future utilization cannot be assured at this time.

9. Shareholders' equity:

During the year ended March 31, 2002, 43,829 shares of common stock were issued in exchange for a note payable in the amount of $20,000. Also during the year ended March 31, 2002, 1,314,878 shares of common stock were issued
pursuant to employment agreements to two of the Company's directors.   Theses
shares were valued at $80,000 at the date of issuance. Compensation expense of $67,778 and $41,111 has been deferred at March 31, 2002 and March 31, 2003, respectively, in accordance with the terms of the employment agreements.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002



9. Shareholders' equity (continued):

During the year ended March 31, 2003, 863,889 shares of common stock were issued in private placements at prices ranging from $0.22 to $0.75 per share; 197,232 shares of common stock were issued in exchange for a note payable to an officer of the Company in the amount of $45,000 and 30,000 shares of common stock valued at $30,000 were issued in connection with the Company's acquisition of the assets of A&V. During the year ended March 31, 2003, the Company's founding shareholder awarded 230,100 of his shares of the Company's common stock to Company employees. The Company has accounted for this award as a capital contribution by the founding shareholder resulting in compensation expense and an increase in additional paid-in capital of $52,500. Also during the year ended March 31, 2003, the Company reserved 130,000 shares of common stock for issuance to employees as compensation. Certain employees and directors were awarded 19,750 shares of common stock valued at $0.75 per share resulting in compensation expense of $14,813.

10.  Subsequent events:

Effective May 30, 2003, the Company entered into an asset purchase agreement with Medical Billings Management Inc., a corporation based in the state of Mississippi. As a result of the acquisition, the Company expanded its medical transcription and medical billings business. Under the terms of the agreement, the Company purchased certain operating assets and assumed certain lease obligations of Medical Billings Management Inc., in exchange for $450,000 ($150,000 paid at closing, $75,000 payable six months after closing and $225,000 payable on May 31, 2004, subject to an earn-out provision based on actual revenues).

On September 5, 2003, the Company completed a merger with Piezo Instruments, Inc., ("Piezo"), a Utah Corporation. Piezo is effectively a public shell company with no significant assets or liabilities. Under the terms of the agreement and plan of reorganization, the shareholders of the Company sold 100% of the issued and outstanding shares of the Company to Piezo in exchange for 16,000,000 newly issued shares of voting common stock of Piezo. The transaction is expected to be accounted for as a reverse acquisition of Piezo by the Company since the shareholders of the Company own approximately 89% of the post-acquisition common stock of the consolidated entity immediately after the completion of the transaction.

           OMNI MEDICAL HOLDINGS, INC. AND SUBSIDIARIES

   (FORMERLY KNOWN AS MASTEL PRECISION, INC. AND SUBSIDIARIES)

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

               YEARS ENDED MARCH 31, 2003 AND 2002
11.  Contingencies:

On October 1, 2003, (unaudited) some of the minority shareholders of the entity formerly known as Daycor, notified the Company that they believe that Omni has taken actions that have diluted their interests. These minority shareholders have demanded the return of certain assets or a substantial financial settlement to be reached within 15 days. These minority shareholders have notified the Company of their intentions to make a filing with the American Arbitration Association pursuant to the Agreement for the Exchange of Common Stock dated April 15, 2002 if the matter is not resolved within the 15 day timeframe. There have been no stated monetary damages claimed. Management believes that the issue raised by these minority shareholders is without merit and management intends to vigorously defend any action, if filed. However, it is too early to determine the ultimate outcome of the matter.

                   Omni Medical Holdings, Inc.
               Unaudited Consolidated Balance Sheet

                                                           September 30,
                                                               2003
ASSETS
  Current assets:
     Cash and cash equivalents                              $    27,912
     Accounts receivable, net, including unbilled amounts
     of approximately, $123,000                                 230,215
     Prepaid expenses                                             6,654
                                                            -----------
          Total current assets                                  264,781
                                                            -----------
  Property and equipment, net                                   214,695
  Deferred financing costs                                       25,000
  Goodwill                                                       36,000
  Intangible assets                                             314,114
                                                            -----------
                                                            $   854,590
                                                            ===========

LIABILITIES
  Current liabilities:
     Trade accounts payable                                 $    85,837
     Accrued expenses                                            36,446
     Notes payable, current portion                             473,991
                                                            -----------
          Total current liabilities                             596,274
  Notes payable, net of current portion                         147,228
                                                       -----------
          Total liabilities                                     743,502
                                                            -----------
Minority interest                                                20,482

SHAREHOLDERS' EQUITY
  Common stock, par value $0.001 per share; authorized
  50,000,000; issued and outstanding, 10,760,849 shares          10,761
  Common stock to be issued, 4,146,872                            4,147
  Capital in excess of par value                              1,629,005
  Deferred compensation expense                                 (35,105)
  Accumulated deficit                                        (1,518,202)
                                                            -----------
          Total stockholders' equity                             90,606
                                                            -----------
                                                            $   854,590
                                                            ===========
See notes to consolidated financial statements.

                   Omni Medical Holdings, Inc.
         Unaudited Consolidated Statements of Operations

                                Three Months Ended      Six Months Ended
                                  September 30,          September 30,
                                 2003         2002     2003        2002
Revenue                            $  299,559   $  43,027 $ 379,839 $  43,027

Cost of sales                          199,485      17,619   204,474   17,619
                                   ----------   --------- ---------  --------
Gross operating profit                 100,074      25,408   175,365   25,408

General and administrative expenses    230,005      63,020   312,949   63,020
                                   ----------   --------- ---------  --------
Loss from operations                  (129,931)    (37,612) (137,584) (37,612)

Other income (expense):
  Interest income                            -         226       260      226
  Interest expense                     (11,673)     (2,164)  (17,978)  (2,164)
                                   ----------   --------- ---------  --------
     Total other income                (11,673)     (1,938)  (17,718)  (1,938)

Loss from continuing operations
before minority interest              (141,604)    (39,550) (155,302) (39,550)

Minority interest                        3,402           -     3,402        -
                                   ----------   --------- ---------  --------
Loss from continuing operations       (138,202)    (39,550) (151,900) (39,550)

Loss from discontinued operations            -     (14,913)  (33,736) (44,767)
                                   ----------   --------- ---------  --------
Net loss                           $ (138,202)  $ (54,463)$(185,636)$ (84,317)
                                   ==========   ========= =========  ========
Loss per share basic and diluted:
Continuing operations               $    (0.01)  $      (a)$   (0.01)$     (a)
Discontinued operations                      -          (a)       (a)      (a)
                                   ----------   --------- ---------  --------
                                   $    (0.01)  $      (a)$   (0.01) $     (a)
                                   ==========   ========= =========  ========
Weighted average number of common
shares outstanding                13,457,914  19,971,427 14,420,323 19,709,802
                                  ==========  ========== ========== ==========
See notes to consolidated financial statements.

(a)  Less than $0.01 per share.

                   Omni Medical Holdings, Inc.
         Unaudited Consolidated Statement of Shareholders' Equity

                                 Shares                             Additional
                               issued and to  Amount      Amount      Paid-in
                                be issued     Issued   To be Issued   Capital
Balances, April 1, 2003          20,620,247  $ 20,620  $        0 $ 1,564,299

Disposition of subsidiary
(unaudited)                      (7,795,520)   (7,795)                 31,721

Sale of common stock pursuant
to private placements (unaudited)    92,216        92                  44,908

Earned compensation expense
(unaudited)                               -         -           -           -

Repurchase of dissenter's common
stock (unaudited)                    (9,222)       (9)          -        (111)
                                -----------
                                 12,907,721

Acquisition of Piezo on
September 5, 2003 (unaudited)     2,000,000     2,147       4,147     (11,812)

Net loss (unaudited)                      -        -            -           -
                                -----------  -------  ----------- -----------
Balances, September 30, 2003
(unaudited)                      14,907,721  $10,761  $     4,147 $ 1,629,005
                                ===========  =======  =========== ===========

[CONTINUED]

                   Omni Medical Holdings, Inc.
         Unaudited Consolidated Statement of Shareholders' Equity

                                   Deferred                Advance
                                 compensation Accumulated receivable
                                    expense      deficit  shareholder  Total
Balances, April 1, 2003          $(41,111) $(1,332,566) $(24,708) $  186,534

Disposition of subsidiary
(unaudited)                                               24,708      48,634

Sale of common stock pursuant
to private placements (unaudited)                                     45,000

Earned compensation expense
(unaudited)                        14,799                             14,799

Repurchase of dissenter's common
stock                                                                   (120)

Acquisition of Piezo on
September 5, 2003 (unaudited)      (8,793)                           (18,605)

Net loss (unaudited)                          (185,636)             (185,636)
                                  -------  -----------  ----------  --------
Balances, September 30, 2003
(unaudited)                      $(35,105) $(1,518,202)             $ 90,606
                                  =======  ===========  ==========  ========

See notes to consolidated financial statements.

                   Omni Medical Holdings, Inc.
         Unaudited Consolidated Statements of Cash Flows

                                             Six Months Ended
                                                September 30,
                                             ----------------
                                            2003             2002
Loss from continuing operations              $ (151,900)         $  (39,550)
Adjustments to reconcile net loss to net cash
used in continuing operations:
  Stock-based compensation expense               14,799              13,334
  Depreciation and amortization                  36,688                   -
  Minority interest                              (3,402)                  -
Changes in operating assets and liabilities, net
of effects of business acquisition:
  Accounts receivable                           (41,415)            (57,986)
  Prepaid expenses                               (6,654)                  -
  Accounts payable                               38,739             (71,953)
  Accrued expenses                               24,740              (7,855)
                                             ----------          ----------
    Net cash used in continuing operations      (88,405)           (164,010)
                                             ----------          ----------
    Net cash used in discontinuing operations   (32,905)            (39,783)
                                             ----------          ----------
    Net cash used in operating activities      (121,310)           (203,793)
                                             ----------          ----------

Cash flows from investing activities:
  Purchase of property and equipment             (5,687)            (45,270)
  Payment for disposition of subsidiary, net    (28,737)                  -
  Payment for purchase of business             (150,000)            (65,000)
                                             ----------           ---------
    Net cash used in investing activities      (184,424)           (110,270)
                                             ----------           ---------
Cash flows from financing activities:
  Deferred financing costs                      (25,000)                  -
  Payments of notes payable                     (19,695)            (19,867)
  Proceeds from issuance of debt                 75,378             125,000
  Proceeds from issuance of common stock         45,000             597,500
                                             ----------           ---------
    Net cash provided by financing activities    75,683             702,633
                                             ----------           ---------
(Decrease) increase in cash and cash
equivalents                                    (230,051)            388,570

Cash and cash equivalents:
  Beginning of period                           257,963               9,344
                                             ----------           ---------
  End of period                              $   27,912           $ 397,914

Supplemental disclosure of cash flow information:

     Cash paid for interest for continuing
     operations                              $    9,891           $   2,164
                                             ==========           =========
     Cash paid for interest for discontinued
     operations                              $    1,402           $  18,652
                                             ==========           =========
See notes to consolidated financial statements.

                                5

Supplemental disclosure of non-cash investing and
financing activities:
  Conversion of debt to equity                                    $  45,000

Business acquisitions:
  Fair value of assets acquired              $  450,000           $ 184,761
  Issuance of debt/assumption of liabilities   (300,000)            (89,761)
  Common stock issued at acquisition                  -             (30,000)
                                             ----------           ---------
  Cash paid                                  $  150,000           $  65,000
                                             ==========           =========

See notes to consolidated financial statements.

            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.      Business, organization and interim financial statements:

  Business:

  Omni Medical Holdings, Inc. ("Omni"), a Nevada corporation, provides medical billing and transcription services to medical practitioners in Alabama, Mississippi and South Dakota.

  Organization:

  The Company was previously organized as Piezo Instruments, Inc. ("Piezo"), a Utah corporation. Effective September 5, 2003, Piezo and Omni executed an Agreement and Plan of Reorganization (the "Reorganization Agreement"), whereby Piezo agreed to acquire 100% of the issued and outstanding shares of common stock of Omni in exchange for up to 16,000,000 newly issued shares of common stock of Piezo, (of which 12,907,721 have been issued through October 31, 2003, or approximately 87% of the post-Reogranization Agreement outstanding securities of Piezo). The transaction was accounted for as a reverse acquisition of Piezo by Omni. Shares of common stock authorized and issued have been retroactively restated to present the capital structure of Piezo. Concurrent with the merger, Piezo changed its name to Omni Medical Holdings, Inc.

  At the closing, and excluding the 16,000,000 shares exchanged for Omni, the outstanding common stock of Piezo amounted to 2,000,000 shares, after taking into account a 1 for 14.5 reverse split and the following transactions: 1. In consideration of the closing of the Reorganization Agreement, certain principal stockholders of Piezo (i) delivered 1,466,379 post-split shares of Piezo for cancellation, which included 225,000 post-split shares of common stock underlying an option granted to one of the canceling stockholders; and (ii) waived any registration rights that had been granted to them or were applicable to any of the cancelled shares. In exchange for the cancellation of these shares and the waiver of any registration rights, Piezo issued an aggregate of 500,000 post-split newly issued shares of common stock to the canceling stockholders. 2. Piezo issued 293,104 shares of common stock to certain principal stockholders of Piezo in exchange for services to be rendered under a six month consulting agreement, resulting in consulting expense of approximately $8,800, of which approximately $7,300 is deferred at September 30, 2003.

  As of October 31, 2003, the deadline for completing the share exchange transaction with Piezo, approximately 81% of Omni's outstanding shares had been tendered to the Company in accordance with the instructions for exchanging shares (8,760,849 shares were issued through September 30, 2003 and an additional 4,146,872 shares were available to be issued in October
  2003). The other 19% had either dissented or had taken no action whatsoever and continue to own a minority interest in the Company's operating subsidiary.

  Interim financial statements:

  The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all of the information and footnotes required by accounting principles for complete financial statements generally accepted in the United States of America. There has not been any change in the significant accounting policies of Omni Medical Holdings, Inc. for the periods presented.

  Certain information and note disclosures normally included in the Company's annual financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These condensed consolidated financial statements should be read in conjunction with a reading of the Omni consolidated financial statements and notes thereto included in the Company's Form 8-K/A filed with the Securities and Exchange Commission ("SEC") in November 2003 as well as the 2002 Piezo annual report filed on Form 10-KSB with the SEC.

  In the opinion of Management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. The results for these interim periods are not necessarily indicative of results for the entire year.

2.   Business acquisitions:

  Effective May 30, 2003, Omni, through its wholly-owned subsidiary, Omni Medical Services, Inc., ("OMS"), completed an asset purchase agreement with Medical Billing Management, Inc. ("MBM"), a corporation based in the state of Mississippi and a provider of medical billing and collection services to medical practitioners. The aggregate purchase price was $450,000, including $150,000 paid at closing, $75,000 payable on November 30, 2003 and $225,000 payable on May 31, 2004. The $225,000 payable on May 31, 2004 is subject to an adjustment which is to be calculated based on the amount by which revenues for the year ending May 31, 2004 are greater or lesser than a baseline amount.

  The following table summarizes the estimated fair values of the assets acquired as of May 30, 2003, the date of acquisition. The allocation of the purchase price is subject to refinement.

    Accounts Receivable, net                        $     62,000
    Furniture and equipment                               78,000
    Intangible asset   customer list                     310,000
                                                    ------------
    Net assets acquired                             $    450,000
                                                    ============

  Effective July 10, 2002, Omni entered into an asset purchase agreement with A&V Digital Transcription Services ("A&V"), a general partnership and provider of medical transcription services based in the state of Alabama. On September 4, 2002, Omni formed Omni Medical Services, Inc., (formerly Mastel Precision Health Information Services, Inc. and a wholly owned subsidiary of Omni) to operate the transcription services business acquired from A&V.

  The aggregate purchase price was $95,000, including $65,000 in cash, assumption of liabilities of $90,000 and common stock valued at $30,000.

  The following table summarizes the estimated fair values of the assets acquired and the liabilities assumed at July 10, 2002, the date of acquisition.

  Current assets                                     $   8,000
  Property, plant and equipment                        109,000
  Intangible asset   customer list                      32,000
  Goodwill                                              36,000
                                                     ---------
  Total assets acquired                                185,000
                                                     ---------
  Current liabilities                                  (19,000)
  Long-term debt                                       (71,000)
                                                     ---------
  Total liabilities assumed                            (90,000)
                                                     ---------
  Net assets acquired                                $  95,000

  The MBM and A&V acquisitions were accounted for as purchases and their results of operations are included in the Company's financial statements from the dates of acquisition. Goodwill arising on the acquisition of A&V is expected to be fully deductible for tax purposes. Intangible assets (customer lists) acquired from MBM and A&V are expected to be amortized over 5 years.

  The following unaudited proforma financial information presents results as if the MBM acquisition had occurred at the beginning of the respective periods (the impact of the A&V acquisition on 2002 unaudited proforma operating results was not significant).
                                                  Six months ended
                                                    September 30,
                                                2003           2002

  Revenues                                $          432,845  $     869,111
  Net (loss) income                       $         (245,278) $      19,416
  Basic and diluted loss per share        $            (0.02)           *
  *  Less than $0.01 per share

3.   Discontinued operations:

  Through May 2, 2003, Omni also produced handheld surgical instruments used by ophthalmic surgeons in refractive, corneal and LASIK surgeries and was also a developer of technology to ophthalmic surgeons, specifically within the domain of anterior segment cataract extraction, and foldable intraocular lens placement as well as keratorefractive procedures such as LASIK. Omni operated its surgical instruments business through its wholly-owned subsidiary, Mastel Precision Surgical Instruments, Inc ("MPSI") out of its facility in Rapid City, South Dakota.

  Effective May 2003, Omni entered into an agreement with one of its officers and shareholders whereby Omni agreed to exchange 100% of the common stock of MPSI and $36,000 cash for all shares of common stock of Omni owned individually or jointly by the officer and his wife. As of April 30, 2003, the assets of MPSI had a carrying value of approximately $442,000
  (primarily accounts receivable of approximately $53,000 inventories of approximately $387,000 and property and equipment of approximately $30,000) and MPSI's obligations and liabilities had a carrying value of approximately $527,000 (primarily accounts payable of approximately
  $226,000 and debt of approximately $286,000). Due to the related party nature of the transaction, no gain was recognized and shareholders' equity was increased by approximately $49,000. The results of operations from MPSI have been retroactively restated as discontinued operations.

4.   Managements plans:

  Omni financial statements for the years ended March 31, 2003 and 2002 (not included herein) and for the six months ended September 30, 2003 and 2002 show that Omni has incurred net losses of $515,090, $186,720, $185,636 and $84,317, respectively, and has a working capital deficiency of $331,491, as of September 30, 2003. Management's plans to address concerns raised by this issue includes:

  a. The disposition of MPSI will allow the Company to concentrate on its medical billing and transcription operations, which management believes can be operated more profitably than MPSI. MPSI's operating losses for the years ended March 31, 2003 and 2002 were approximately $325,000 and $122,000, respectively.

  b. Management expects that cash flows will increase as result of the Company's disposition of MPSI and it's acquisition of transcription businesses.

  c. In early June, the company retained the services of Windstone Capital, an investment banking firm in Phoenix, Arizona to raise capital for additional acquisitions. A private placement offering began in early November and management believes the firm will be successful in raising $800,000, the maximum amount of the offering.

  There is no assurance that these or any efforts will be successful. However, management believes that these measures will enable the Company to have adequate funds to support operations for the next twelve months.

5.  COMMITMENTS:

  In 2003, the Company retained the services of an investment banking firm to raise capital for future acquisitions. Through September 30, 2003 the Company has paid $25,000 in deferred financing costs which will be offset against the future equity proceeds.

  In conjunction with the MBM acquisition, Omni entered into an employment agreement with one of MBM's former owners, guaranteeing employment with Omni through May 30, 2004 at an annual salary of $50,000 plus a performance based bonus.

  Omni has signed letters of intent to acquire two medical transcription businesses, one based in Kentucky and the other based in Iowa. The Kentucky and Iowa businesses will cost $360,000 and $255,000, respectively, of which approximately $270,000 is to be paid at closing and the balances would be subject to earn out provisions over one to two years. These acquisitions are expected to be financed by future equity capital.

6.   Contingencies:

  On October 1, 2003, certain minority shareholders of Omni, notified the Company that they believe that Omni has taken actions that have diluted their interests. These minority shareholders demanded the return of certain assets or a substantial financial settlement to be reached within 15 days. These minority shareholders have notified the Company of their intentions to make a filing with the American Arbitration Association pursuant to the Agreement for the Exchange of Common Stock dated April 15, 2002 if the matter is not resolved within the 15 day time frame. No such filing has been made and there have been no stated monetary damages claimed. Management believes that the issue raised by these minority shareholders is without merit and management intends to vigorously defend any action, if filed. However, it is too early to determine the ultimate outcome of the matter.

7.   Basic and Diluted Loss Per Share

The Company determines basic and diluted loss per share in accordance with SFAS No. 128, Earnings Per Share. The basic net loss per common share is computed by dividing the net loss by the weighted average number of shares outstanding during a period. Diluted net loss per common share is computed by dividing the net loss, adjusted on an as if converted basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the three and six months ended September 30, 2003 and 2002, there are no potential dilutive securities. Therefore, diluted loss per share is equivalent to basic loss per share. During the three and six months ended September 30, 2003, the weighted average number of shares includes the effect of shares of common stock to be issued.

          (b)  Pro Forma Financial Information.

Proforma balance sheets and statements of operations as of the most recent year and interim periods have not been presented as management believes that they would not differ from the historical September 30, 2003 balance sheets and statements of operations already presented since Piezo had no significant assets, liabilities or operating activities.

          (c) Exhibits.

          Attached:
          ---------

          2.1     Agreement and Plan of Reorganization*

                     Exhibit A & A-1  Omni Stockholders
                     Exhibit B        Piezo Financial Statements for
                                      the years ended December 31, 2002
                                      and 2001(1)
                     Exhibit B-1      Piezo Financial Statements for
                                      The period ended June 30, 2003(2)
                     Exhibit C        Exceptions to Piezo Financial
                                      Statements
                     Exhibit D        Omni Financial Statements
                                      for the years ended March 31,
                                      2002 and 2001 ("Audited", and the
                                      nine months ended December 31, 2002
                                      (Unaudited)(3)
                     Exhibit E        Exceptions to Omni Financial
                                      Statements
                     Exhibit F        Investment Letter
                     Exhibit G        Piezo Compliance Certificate
                     Exhibit H        Omni Compliance Certificate
                     Schedule 1.5.1   Canceling Principal Stockholders
                     Schedule 1.5.2   Shares Issued in Consideration
                                      Of Cancellation and Waiver of
                                      Registration Rights
                     Schedule 1.6.1   Piezo Stockholders Subject to
                                      Lock-Up/Leak-Out Agreement
                     Schedule 1.6.2   Lock-Up/Leak-Out Agreement
                     Schedule 1.7.1   Consulting Agreement

          99.1     Letter to Omni Stockholders*

          99.2     Accredited/Sophisticated Investor Questionnaire*

          99.3     Letter of Instructions*

          99.4     Acknowledgment*

*  Previously filed with the Securities and Exchange Commission.

          Incorporated by Reference:
          --------------------------

10-KSB Annual Report for the year ended December 31, 2002, filed with the Securities and Exchange Commission on March 26, 2003.

10-QSB Quarterly Report for the quarter ended June 30, 2003, filed with the Securities and Exchange Commission on July 16, 2003.

Preliminary Information Statement filed with the Securities and Exchange Commission on September 17, 2003.

Amended Preliminary Information Statement filed with the Securities and Exchange Commission on September 23, 2003.

          (1) Incorporated by reference from the 10-KSB Annual Report of Piezo for the year ended December 31, 2002.

          (2) Incorporated by reference from the 10-QSB Quarterly Report of Peizo for the quarter ended June 30, 2003.

          (3) See the caption "Financial Statements of Omni," above, and Item
              7.


                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        OMNI MEDICAL HOLDINGS, INC.



Date: 03/08/04                          /s/ Arthur D. Lyons
      --------                          ------------------------
                                        Arthur D. Lyons
                                        Director and President